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                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

    We hereby consent to the filing of our opinion, dated June 8, 2000, as an exhibit to Post-Effective Amendment No. 2 to Registration Statement
No. 333-38852, and to the use of our name in the Prospectus constituting part of the Registration Statement under the caption "Legal Opinions".

/s/ SALANS HERTZFELD HEILBRONN
CHRISTY & VIENER

December 27, 2000